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                               EXHIBIT 10.28(b)

                            FIRST AMENDMENT TO THE
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                            ADVANCED MICRO DEVICES
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                            EXECUTIVE SAVINGS PLAN
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            As Amended and Restated Effective as of August 1, 1993
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            The Plan is hereby amended to permit more frequent elections to defer compensation and to make certain additional changes:

            1. Elections to Defer Compensation.
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            The second sentence of subsection (c) of Section 3.1 is amended to read as follows:

            "An election to defer Salary and/or commissions must be filed on or before the deadline established by the Committee and will be effective for Salary and/or commissions earned during pay periods beginning after the start of the calendar quarter for which the election is filed."

            The last sentence of subsection (d) of Section 3.1 is amended to read as follows:

            "A Participant may increase, decrease or terminate his or her Salary and/or commission deferral election on a quarterly basis by filing a new election with the Committee by the deadline established by the Committee prior to the beginning of the quarter for which the election is effective."

            2. Investment Elections. The third sentence of Section 3.2(a) is
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amended to read as follows:

               "Effective as of the beginning of any calendar quarter, a
            Participant may change the designation made under this Section 3.2 by filing an election prior to the beginning of the quarter in accordance with such rules established by the Committee."

            3. Withholding. Section 8.3 is amended and restated in its entirety
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is read as follows:

            "8.3 Withholding.
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                 There shall be deducted from deferred Compensation and Company
            Matching credits when made and from each payment made under the Plan all taxes which are required to be withheld by the Company. The Company shall have the right to reduce any deferred Compensation, Company Matching credits and any payment

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            by the amount of cash sufficient to provide the amount of said taxes."

            4. Effective Date. Sections 1 and 2 hereof are effective October 1,
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1996 and Section 3 is effective January 1, 1994.

            IN WITNESS WHEREOF, the Company has caused this First Amendment to the Executive Savings Plan, as amended and restated as of August 1, 1993 to be executed by its duly authorized officers on this ____________ day of ________, 19__.

                                                ADVANCED MICRO DEVICES, INC.


                                                By  /s/ Stanley Winvick
                                                    ----------------------------
                                                         Stanley Winvick
                                                      Senior Vice President,
                                                          Human Resources

                                                By  /s/ Marvin D. Burkett
                                                    ----------------------------
                                                         Marvin D. Burkett
                                                      Senior Vice President
                                                     and Chief Financial Officer


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